Tidal ETF Trust 485BPOS

Exhibit 99.(g)(i)(16)

AMENDED AND RESTATED SIXTEENTH AMENDMENT

TO THE CUSTODY AGREEMENT

THIS AMENDED AND RESTATED SIXTEENTH AMENDMENT effective as of the last date on the signature block, to the Custody Agreement (the “Agreement”) dated as of December 21, 2018, as amended, is entered into by and between TIDAL ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit B, as amended to add the following ETF:

Gotham 1000 Value ETF

WHEREAS, the parties desire to amend the Agreement to update the fee schedule set forth on Exhibit C to the Agreement;

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Amended Exhibit B of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit B attached hereto.

2.	Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Exhibit C-1 and Exhibit C-2.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Sixteenth Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

TIDAL ETF TRUST	U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Eric Falkeis	By:	/s/ Gregory Farley
Name:	Eric Falkeis	Name:	Gregory Farley
Title:	President	Title:	Senior Vice President
Date:	June 17, 2022	Date:	6/29/2022

Amended Exhibit B to the Custody Agreement

Separate Series of Tidal ETF Trust

Name of Series for Exhibit C-1

AWTM Ultra-Short Duration Enhanced Income ETF

SoFi Select 500 ETF
SoFi Next 500 ETF
SoFi Social 50 ETF
SoFi Gig Economy ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF

RPAR Risk Parity ETF UPAR Ultra Risk Parity ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF

Adasina Social Justice All Cap Global ETF

Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF

ATAC US Rotation ETF
ATAC Credit Rotation ETF

Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF

Euclid Capital Growth ETF

Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF

SonicSharesTM Airlines, Hotels, Cruise Lines ETF
SonicSharesTM Global Shipping ETF

iClima Climate Change Solutions ETF
iClima Smart Energy ETF

2

Robinson Alternative Yield Pre-Merger SPAC ETF

ZEGA Buy and Hedge ETF

FolioBeyond Rising Rates ETF

Home Appreciation U.S. REIT ETF

Elevate Shares 2X Daily BLOK ETF

Newday Ocean Health ETF

Newday Diversity, Equity & Inclusion ETF

Ionic Inflation Protection ETF

Constrained Capital ESG Orphans ETF

Constrained Capital ESG Orphans Daily Inverse ETF

Name of Series for Exhibit C-2

Gotham Enhanced 500 ETF

Gotham 1000 Value ETF

3